Exhibit 99.1

WILSHIRE BANCORP, INC. CONTACT: Alex Ko, EVP & CFO, (213) 427-6560 www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Reports Net Income of $13.1 Million or

$0.17 per Share for First Quarter 2014

LOS ANGELES, April 21, 2014 - Wilshire Bancorp, Inc. (NASDAQ: WIBC) (the “Company”), the holding company for Wilshire Bank (the “Bank”), today reported net income available to common shareholders of $13.1 million, or $0.17 per diluted common share, for the quarter ended March 31, 2014.  This compares to net income available to common shareholders of $11.6 million, or $0.16 per diluted common share, for the same period of the prior year, and net income available to common shareholders of $10.9 million, or $0.15 per diluted common share, for the fourth quarter of 2013.  Financial results for the first quarter of 2014 include $3.4 million in merger-related expenses attributable to the acquisition and integration of BankAsiana and Saehan Bancorp.

Jae Whan (J.W.) Yoo, President and CEO of Wilshire Bancorp, said, “We are seeing a strong increase in our core earnings power as a result of the acquisitions of BankAsiana and Saehan Bancorp late in 2013.  Compared to the first quarter of 2013, our total revenue increased 34%, and our pre-tax, pre-provision income increased by 17%.  We are also seeing an improvement in our deposit mix resulting from our focus on developing more core deposit relationships.  Our non-interest bearing deposits now represent the largest component of our total deposits, which has resulted in a decline in our cost of funds.  We are pleased that the increase in our core earnings power and strong financial position has enabled us to increase the amount of capital we can return to our shareholders, with a 67% increase in our quarterly dividend.”

Q1 2014 Summary

•            Net income available to common shareholders totaled $13.1 million, or $0.17 per diluted common share, for the first quarter of 2014

•            Total revenue of $50.3 million, an increase of 34% from the first quarter of 2013

•            Return on average assets of 1.44% and return on average equity of 11.73% for the first quarter of 2014

•            Loans receivable (net of deferred fees and costs) totaled $2.87 billion at March 31, 2014, an increase of 40% from $2.05 billion at March 31, 2013

•            Total deposits were $2.92 billion at March 31, 2014, an increase of 35% from $2.16 billion at March 31, 2013

•            Continued low credit losses and stable trends in assets quality resulted in no provision for losses on loans and loan commitments for Q1 2014

•            Quarterly cash dividend payable on April 15, 2014 increased to $0.05 per common share

STATEMENT OF OPERATIONS

Pre-Tax, Pre-Provision Income

Pre-tax, pre-provision income (“PTPP”) was $19.9 million for the first quarter of 2014, compared with $17.0 million for the first quarter of 2013, and $17.0 million for the fourth quarter of 2013.  Excluding merger-related expenses, PTPP was $23.3 million for the first quarter of 2014, compared with $18.8 million for the fourth quarter of 2013.  PTPP is a Non-GAAP measure of financial performance.  Please refer to the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” table at the end of this press release for a reconciliation of PTPP to net income and important information about Non-GAAP measures of financial performance.

Net Interest Income and Margin

Net interest income before provision for losses on loans and loan commitments totaled $35.2 million for the first quarter of 2014, an increase of 38% from $25.6 million for the first quarter of 2013, and an increase of 9% from $32.3 million for the fourth quarter of 2013.  The increase from the prior quarter is primarily attributable to the full quarter impact of the acquisitions of Saehan Bancorp and BankAsiana.

Net interest margin was 4.22% for the first quarter of 2014, compared to 4.20% for the fourth quarter of 2013, and 3.99% for the first quarter of 2013. Excluding the effect of the amortization/accretion of the purchase accounting adjustments, the net interest margin was approximately 3.85% for the first quarter of 2014, compared with 3.91% for the fourth quarter of 2013.  The decline in net interest margin is primarily attributable to a decline in average yield on loans, excluding the effects of purchase accounting adjustments.

Loan yields were 5.15% for the first quarter of 2014, compared with 5.17% for the fourth quarter of 2013, and 5.06% for the first quarter of 2013.  Excluding the effect of the accretion of the purchase accounting adjustments, loan yields were 4.77% for the first quarter of 2014, compared to 4.86% for the fourth quarter of 2013.

The total cost of deposits was 0.51% for the first quarter of 2014, compared with 0.53% for the fourth quarter of 2013, and 0.53% for the first quarter of 2013.

Non-Interest Income

Total non-interest income was $11.0 million for the first quarter of 2014, compared to $8.7 million for the first quarter of 2013, and $9.3 million for the fourth quarter of 2013.  The increase from the prior quarter was primarily due to a higher net gain on sale of loans and a higher level of servicing fees earned on previously sold Small Business Administration (“SBA”) loans.

The $4.3 million in net gain on sale of loans recognized during the first quarter of 2014 consisted substantially of gains from the sale of SBA loans.  Net gain on sale of loans for the fourth quarter of 2013 was $3.5 million.  During the first quarter of 2014, the Company sold $43.5 million in SBA loans, compared with $43.2 million sold during the fourth quarter of 2013.

Non-Interest Expense

Total non-interest expense was $26.3 million for the first quarter of 2014, compared with $17.3 million for the first quarter of 2013, and $24.7 million for the fourth quarter of 2013.  The increase from the prior quarter is primarily attributable to the full quarter impact of the acquisitions of Saehan Bancorp and BankAsiana, as well as an increase in merger-related expenses.

Total salaries and employee benefits expense was $12.7 million for the first quarter of 2014, compared with $8.8 million for the first quarter of 2013, and $12.9 million for the fourth quarter of 2013.  The increase for the first quarter of 2014, compared to the first quarter of 2013, was primarily due to the impact of personnel added from the acquisitions of Saehan and BankAsiana, in addition to an increase in stock based compensation costs from equity grants made during the first quarter of 2014.

Other non-interest expense for the first quarter of 2014 totaled $6.0 million, compared with $5.8 million in the first quarter of 2013, and $6.3 million for the fourth quarter of 2013.  The decrease from the prior quarter was primarily attributable to a decline in losses on low income housing tax credit investments and legal fees.

Merger-related non-recurring expense was $3.4 million in the first quarter of 2014 and was primarily related to former Saehan Bancorp’s data processing system de-conversion and contract termination expenses.

The Company’s operating efficiency ratio was 56.9% for the first quarter of 2014, compared with 50.5% for the first quarter of 2013 and 59.2% for the fourth quarter of 2013.

BALANCE SHEET

Total gross loans receivable were $2.88 billion at March 31, 2014, compared to $2.82 billion at December 31, 2013.  The increase in loans during the first quarter of 2014 was primarily attributable to growth in the commercial real estate portfolio.

The following table shows gross loans receivable and gross loans by loan type:

	Quarter Ended
(Dollars In Thousands) (Unaudited)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

Construction	$43,277	$40,367	$32,119	$36,371	$34,030
Real Estate Secured	2,401,203	2,332,121	1,819,052	1,715,567	1,695,980
Commercial & Industrial	419,313	437,524	342,057	337,057	313,645
Consumer	16,100	14,694	9,637	11,089	11,684
Gross Loans Receivable *	2,879,893	2,824,706	2,202,865	2,100,084	2,055,339
Held-For-Sale Loans	27,791	47,557	56,065	60,910	134,129
Total Gross Loans *	$2,907,684	$2,872,263	$2,258,930	$2,160,994	$2,189,468

* Gross loans receivable and total gross loans are not net of deferred fees and costs as shown in the consolidated balance sheet presentation

The following table presents the March 31, 2014 balance of gross loans by loan type and broken out by legacy Wilshire loans and loans acquired from former Mirae Bank, BankAsiana, and Saehan Bancorp.

	Quarter Ended March 31, 2014
(Dollars In Thousands) (Unaudited)	BankAsiana*	Saehan Bancorp*	Mirae Bank*	Legacy Wilshire	Total

Construction	$5,772	$—	$—	$37,505	$43,277
Real Estate Secured	112,703	336,608	66,387	1,885,505	2,401,203
Commercial & Industrial	32,926	32,355	4,847	349,185	419,313
Consumer	9	1,308	2	14,781	16,100
Gross Loans Receivable	151,410	370,271	71,236	2,286,976	2,879,893
Held-For-Sale Loans	257	189	—	27,345	27,791
Total Gross Loans	$151,667	$370,460	$71,236	$2,314,321	$2,907,684

* Represents loans balances net of fair value adjustment

The following table shows quarterly loan originations by loan type:

	Quarter Ended
(Dollars In Thousands) (Unaudited)	March 31, 2014		December 31, 2013		September 30, 2013		June 30, 2013		March 31, 2013

Real Estate Secured	$96,266	49%	$132,780	60%	$145,361	68%	$93,606	48%	$86,839	45%
Commercial & Industrial	36,619	18%	30,541	14%	23,710	11%	40,927	21%	55,096	29%
Consumer	632	0%	546	0%	540	0%	75	0%	537	0%
SBA	35,305	18%	44,599	20%	36,001	17%	40,209	21%	27,379	14%
Residential Mortgage	29,063	15%	13,858	6%	8,714	4%	20,022	10%	22,831	12%
Total Loan Originations	$197,885	100%	$222,324	100%	$214,326	100%	$194,839	100%	$192,682	100%

Originations for the first quarter of 2014 were $197.9 million, compared with $222.3 million for the fourth quarter of 2013 and $192.7 million for the first quarter of 2013. The decrease from the previous quarter was primarily due to seasonally slower loan production typically experienced during the beginning of the year.

Total SBA loans held-for-sale at the end of the first quarter of 2014 were $26.8 million, compared to $45.6 million at the end of the previous quarter.  The decision to retain or sell SBA loans is made on a quarter-to-quarter basis, depending on prevailing pricing in the secondary market and the Company’s liquidity needs.

Total deposits were $2.92 billion at March 31, 2014, compared with $2.87 billion at December 31, 2013.  The increase in total deposits was primarily attributable to growth in non-interest bearing demand deposits, which was partially offset by a decline in time deposits.  Toward the end of the first quarter of 2014, $29.8 million in brokered time deposits with a rate of 3.40% matured.

CREDIT QUALITY

The Company continued to experience relatively stable asset quality and a low level of credit losses during the first quarter of 2014.  Accordingly, the Company determined that no provision for losses on loans and loan commitments was required for the first quarter of 2014.  The allowance for loan losses totaled $53.5 million, or 1.86% of gross loans (excluding loans held-for-sale), at March 31, 2014, compared to $53.6 million, or 1.90% of gross loans (excluding loans held-for-sale), at December 31, 2013.  The loans acquired from BankAsiana and Saehan during 2013, included in this calculation, were recorded at fair value and the remaining discount on these loans approximated $28.9 million at March 31, 2014.  The coverage ratio of the allowance for loan losses to non-performing assets was 102.7% at March 31, 2014, compared with 119.5% at December 31, 2013.

Non-Performing Loans

At March 31, 2014, total non-performing loans were $43.1 million, or 1.48% of total gross loans, compared to $37.2 million, or 1.30% of total gross loans, at December 31, 2013.  The increase in total non-performing loans is primarily attributable to two classified commercial loan relationships that were placed on non-accrual status during the first quarter of 2014.

Non-performing covered loans (previously acquired Mirae Bank loans covered under FDIC loss share agreement) totaled $6.6 million at March 31, 2014.

The following table shows total non-performing loans by loan type:

NON-PERFORMING LOANS

(Dollars In Thousands) (Unaudited)

(Net of SBA Guaranty Portions)

	Quarter Ended
	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013

Construction	$—	$2,471	$2,471	$5,467	$5,542
Real Estate Secured	35,988	33,569	29,568	20,090	19,366
Commercial & Industrial	7,121	1,196	1,004	1,224	1,169
Total Non-Performing Loans	$43,109	$37,236	$33,043	$26,781	$26,077

Net Charge-offs/Recoveries

During the first quarter of 2014, the Company had total gross charge-offs of $1.6 million and recoveries of $1.5 million for net charge-offs of $99,000.  Total gross charge-offs were largely from the former Saehan and Mirae loan portfolio with $850,000 and $728,000 in gross charge-offs, respectively, for the first quarter of 2014.  Recoveries were primarily from the legacy Wilshire portfolio with $1.4 million in recoveries during the first quarter of 2014.

Gross charge-offs and recoveries by loan type are reflected in the tables below:

GROSS LOAN CHARGE-OFFS

(Dollars In Thousands) (Unaudited)

(Net of SBA Guaranty Portions)

	Quarter Ended
	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013

Real Estate Secured	$672	$552	$2,438	$3,668	$4,405
Commercial & Industrial	964	997	764	746	1,183
Consumer	1	2	—	—	1
Total Loan Charge-Offs	$1,637	$1,551	$3,202	$4,414	$5,589

LOAN RECOVERIES

(Dollars In Thousands) (Unaudited)

(Net of SBA Guaranty Portions)

	Quarter Ended
	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013

Real Estate Secured	$1,028	$2,038	$148	$340	$215
Commercial & Industrial	510	679	510	433	658
Consumer	—	—	4	1	8
Total Loan Recoveries	$1,538	$2,717	$662	$774	$881

Other measures of credit quality are shown in the following tables:

DELINQUENT LOANS - By Days Past Due

(Dollars In Thousands) (Unaudited)

(Net of SBA Guaranty Portions)

	Quarter Ended
	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013

30 - 59 Days Past Due	$5,756	$2,846	$2,336	$4,993	$7,438
60 - 89 Days Past Due	1,526	2,527	2,827	3,637	1,193
90 Days, and still accruing	—	167	—	126	1,000
Total Delinquent Loans	$7,282	$5,540	$5,163	$8,756	$9,631

TROUBLED DEBT RESTRUCTURED LOANS

(Dollars In Thousands) (Unaudited)

(Net of SBA Guaranty Portions)

	Quarter Ended
	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013

Real Estate Secured	$34,565	$30,008	$23,133	$23,671	$23,588
Commercial & Industrial	5,563	6,212	6,339	6,730	7,279
Total TDR Loans	$40,128	$36,220	$29,472	$30,401	$30,867

LOAN CLASSIFICATIONS

(Dollars In Thousands) (Unaudited)

(Net of SBA Guaranty Portions)

	Quarter Ended
	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013

Special Mention	$101,627	$100,798	$43,519	$49,571	$74,553
Substandard	127,996	149,479	127,855	138,319	144,521
Doubtful	19,931	8,015	7,174	6,722	9,301
Total Criticized and Classified Loans	$249,554	$258,292	$178,548	$194,612	$228,375

Classified Loans	$147,927	$157,494	$135,029	$145,041	$153,822

CAPITAL RATIOS

All of the Company’s capital ratios remain in excess of “well capitalized” regulatory requirements as shown in the following table:

(Dollars In Thousands, Except Per Share Info)

	March 31, 2014	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements

Tier 1 Leverage Capital Ratio	12.50%	5.00%	266,850
Tier 1 Risk-Based Capital Ratio	14.92%	6.00%	265,804
Total Risk-Based Capital Ratio	16.17%	10.00%	184,030
Tangible Common Equity To Tangible Assets *	10.64%	N/A	N/A
Tangible Common Equity Per Common Share *	$4.84	N/A	N/A

* “Tangible Common Equity” and “Tangible Assets” are Non-GAAP measures of financial performance.  Please refer to the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” table at the end of this press release for a reconciliation of Tangible Common Equity to Shareholders’ Equity and Tangible Assets to Total Assets.

Share Repurchase Program

In March 2013, the Board of Directors of Wilshire Bancorp authorized the repurchase of up to 5% of the Company’s outstanding shares of common stock.  During the first quarter of 2014, the Company did not repurchase any shares. Since the program’s inception, 651,412 shares of common stock were repurchased for a total price of $4.3 million.  The program expired on March 28, 2014.

CONFERENCE CALL

Management will host its quarterly conference call on April 22, 2014, at 11:00 a.m. PT (2:00 p.m. ET). Investment professionals are invited to participate in the call by dialing 877-703-6105 (domestic number) or 857-244-7304 (international number) and providing the passcode 72989571.

ABOUT WILSHIRE BANCORP

Headquartered in Los Angeles, Wilshire Bancorp is the parent company of Wilshire Bank, which operates 35 branch offices in California, Texas, New Jersey and New York, and 7 loan production offices in Dallas, TX, Atlanta, GA, Aurora, CO, Annandale, VA, Palisades Park, NJ, Newark, CA, and New York, NY, and is an SBA preferred lender nationwide. Wilshire Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area.  For more information, please go to www.wilshirebank.com.

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Undue reliance should not be placed on forward-looking statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K and our other filings made from time to time with the Securities and Exchange Commission.  Specific factors that could cause future results to differ materially from historical performance and these forward-looking statements include, but are not limited to: (1) loan production and sales, (2) credit quality, (3) the ability to expand net interest margin, (4) the ability to continue to attract low-cost deposits, (5) success of expansion efforts, (6) competition in the marketplace, (7) political developments, war or other hostilities, (8) changes in the interest rate environment, (9) the ability of our borrowers to repay their loans, (10) the ability to maintain capital requirements and adequate sources of liquidity, (11) effects of or changes in accounting policies, (12) legislative or regulatory changes or actions, (13) the ability to attract and retain key personnel, (14) the ability to receive dividends from our subsidiaries, (15) the ability to secure confidential information through the use of computer systems and telecommunications networks, (16) weakening in the economy, specifically the real estate market, either nationally or in the states in which we do business, (17) the integration of our acquired businesses, and (18) general economic conditions. The information in this press release speaks only as of the date of this release and Wilshire Bancorp specifically disclaims any duty to update the information in this press release. Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.

###

CONSOLIDATED BALANCE SHEET

(Dollars In Thousands) (Unaudited)

	March 31,	December 31,	Three Months	March 31,	Twelve Months
	2014	2013	% Change	2013	% Change
ASSETS:
Cash and Due from Banks	$160,999	$124,064	30%	$86,890	85%
Federal Funds Sold and Other Cash Equivalents	7,301	46,590	-84%	55,005	-87%
Total Cash and Cash Equivalents	168,300	170,654	-1%	141,895	19%

Deposits held in other financial institutions	21,006	21,019	0%	—	0%

Investment Securities Available For Sale	342,438	352,437	-3%	336,569	2%
Investment Securities Held To Maturity	32	35	-9%	46	-30%
Total Investment Securities	342,470	352,472	-3%	336,615	2%

Total Loans Held-For-Sale	27,791	47,557	-42%	134,129	-79%

Real Estate Construction	42,124	39,268	7%	33,275	27%
Residential Real Estate	169,810	124,373	37%	142,958	19%
Commercial Real Estate	2,225,677	2,190,154	2%	1,549,280	44%
Commercial and Industrial	417,956	448,379	-7%	312,758	34%
Consumer	16,072	14,668	10%	11,666	38%
Total Loans Receivable, Net of Deferred Fees and Costs	2,871,639	2,816,842	2%	2,049,937	40%
Allowance For Loan Losses	(53,464)	(53,563)	0%	(58,577)	-9%
Loans Receivable, Net of Allowance for Loan Losses	2,818,175	2,763,279	2%	1,991,360	42%

Accrued Interest Receivable	8,293	8,350	-1%	7,533	10%
Due from Customers on Acceptances	889	1,517	-41%	162	449%
Other Real Estate Owned	8,969	7,600	18%	1,219	636%
Premises and Equipment	13,313	13,862	-4%	11,218	19%
Federal Home Loan Bank (FHLB) Stock, at Cost	15,983	15,983	0%	11,933	34%
Cash Surrender Value of Life Insurance	22,661	22,519	1%	22,074	3%
Investment in affordable housing partnerships	42,459	43,316	-2%	38,334	11%
Deferred Income Taxes	34,391	39,672	-13%	17,135	101%
Servicing Assets	17,536	16,108	9%	10,421	68%
Goodwill	67,528	67,528	0%	6,675	912%
FDIC Indemnification Asset	2,169	4,856	-55%	4,954	-56%
Other Assets	22,533	21,443	5%	20,763	9%
TOTAL ASSETS	$3,634,466	$3,617,735	0%	$2,756,420	32%

LIABILITIES AND SHAREHOLDERS’ EQUITY:
LIABILITIES:
Non-interest Bearing Demand Deposits	$869,598	$832,152	4%	$593,584	46%
Savings and Interest Checking	156,587	145,549	8%	125,636	25%
Money Market Deposits	799,299	780,280	2%	623,103	28%
Time Deposits in denomination of $100,000 or more	860,697	869,337	-1%	589,502	46%
Other Time Deposits	237,028	244,192	-3%	230,733	3%
Total Deposits	2,923,209	2,871,510	2%	2,162,558	35%

FHLB Borrowings	150,292	190,325	-21%	150,000	0%
Acceptance Outstanding	889	1,517	-41%	162	449%
Junior Subordinated Debentures	71,610	71,550	0%	61,857	16%
Accrued Interest Payable	2,462	2,418	2%	2,056	20%
Other Liabilities	34,429	40,997	-16%	26,074	32%
Total Liabilities	3,182,891	3,178,317	0%	2,402,707	32%

SHAREHOLDERS’ EQUITY:
Common Stock	230,979	229,836	0%	164,915	40%
Retained Earnings	218,806	209,605	4%	182,405	20%
Accumulated Other Comprehensive Income	1,790	(23)	N/A	6,393	-72%
Total Shareholders’ Equity	451,575	439,418	3%	353,713	28%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,634,466	$3,617,735	0%	$2,756,420	32%

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended		Three Mths	Quarter Ended	Twelve Mths
	March 31, 2014	December 31, 2013	% Change	March 31, 2013	% Change

INTEREST INCOME
Interest and Fees on Loans	$37,101	$33,954	9%	$26,885	38%
Interest on Investment Securities	2,101	2,075	1%	1,725	22%
Interest on Federal Funds Sold and Others	151	158	-4%	153	-1%
Total Interest Income	39,353	36,187	9%	28,763	37%

INTEREST EXPENSE
Deposits	3,676	3,446	7%	2,849	29%
FHLB Advances and Other Borrowings	504	413	22%	362	39%
Total Interest Expense	4,180	3,859	8%	3,211	30%

Net Interest Income Before Provision for Losses on Loans and Loan Commitments	35,173	32,328	9%	25,552	38%
Provision for Losses on Loans and Loan Commitments	—	—	0%	—	0%

Net Interest Income After Provision for Losses on Loans and Loan Commitments	35,173	32,328	9%	25,552	38%

NONINTEREST INCOME
Service Charges on Deposits	3,146	3,002	5%	2,808	12%
Gain on Sales of Loans, Net	4,329	3,980	9%	3,486	24%
Gain on Sale/Call of Investment Securities	—	4	-100%	—	0%
Other	3,511	2,328	51%	2,411	46%
Total Noninterest Income	10,986	9,314	18%	8,705	26%

NONINTEREST EXPENSES
Salaries and Employee Benefits	12,655	12,948	-2%	8,805	44%
FDIC Indemnification Impairment	—	—	0%	—	0%
Occupancy & Equipment	3,309	2,712	22%	2,040	62%
Data Processing	963	920	5%	675	43%
Merger Related Costs	3,364	1,785	88%	—	0%
Other	5,966	6,288	-5%	5,764	4%
Total Noninterest Expenses	26,257	24,653	7%	17,284	52%

Income Before Income Taxes	19,902	16,989	17%	16,973	17%
Income Taxes Provision	6,789	6,075	12%	5,384	26%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$13,113	$10,914	20%	$11,589	13%

PER COMMON SHARE INFORMATION:
Basic Income Per Common Share	$0.17	$0.15	14%	$0.16	3%
Diluted Income Per Common Share	$0.17	$0.15	14%	$0.16	3%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	78,115,779	74,082,711		71,295,673
Diluted	78,496,106	74,462,668		71,431,841

(continued)

SUMMARY OF FINANCIAL DATA

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended
AVERAGE BALANCES	March 31, 2014	December 31, 2013	March 31, 2013
Average Assets	$3,631,268	$3,306,168	$2,726,058
Average Equity	447,188	401,153	348,071
Average Total Loans	2,881,650	2,626,557	2,126,940
Average Deposits	2,878,950	2,610,689	2,135,445
Average Time Deposits of $100,000 or more	874,039	801,836	581,213
Average FHLB & Other Borrowings	193,413	185,182	150,044
Average Interest Earning Assets	3,346,954	3,093,084	2,580,456

	Quarter Ended
PROFITABILITY	March 31, 2014	December 31, 2013	March 31, 2013
Annualized Return on Average Assets	1.44%	1.32%	1.70%
Annualized Return on Average Equity	11.73%	10.88%	13.32%
Efficiency Ratio	56.88%	59.20%	50.45%
Annualized Operating Expense/Average Assets	2.89%	2.98%	2.54%
Annualized Net Interest Margin	4.22%	4.20%	3.99%

	As Of
	March 31, 2014		December 31, 2013		March 31, 2013
DEPOSIT COMPOSITION	Percent of Total	Rate	Percent of Total	Rate	Percent of Total	Rate
Noninterest Bearing Demand Deposits	29.7%	0.00%	29.0%	0.00%	27.4%	0.00%
Savings & Interest Checking	5.4%	1.28%	5.1%	1.35%	5.8%	1.51%
Money Market Deposits	27.3%	0.66%	27.2%	0.65%	28.8%	0.63%
Time Deposits of $100,000 or More	29.4%	0.68%	30.3%	0.69%	27.3%	0.64%
Other Time Deposits	8.1%	0.67%	8.5%	0.81%	10.7%	0.80%
Total Deposits	100.0%	0.51%	100.0%	0.53%	100.0%	0.53%

	As Of
CAPITAL RATIOS	March 31, 2014	December 31, 2013	March 31, 2013
Tier 1 Leverage Ratio	12.50%	13.32%	14.72%
Tier 1 Risk-Based Capital Ratio	14.92%	14.65%	18.72%
Total Risk-Based Capital Ratio	16.17%	15.91%	19.99%
Total Shareholders’ Equity	$451,575	$439,418	$353,713
Book Value Per Common Share	$5.77	$5.63	$4.96
Tangible Common Equity Per Common Share *	$4.84	$4.70	$4.85
Tangible Common Equity to Tangible Assets **	10.64%	10.22%	12.59%

* Tangible common equity excludes goodwill, other intangible assets

** Tangible assets excludes goodwill and intangible assets

(continued)

ALLOWANCE FOR LOAN LOSSES

(Dollars In Thousands) (Unaudited)

	Quarter Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

Balance at Beginning of Period	$53,563	$52,397	$54,937	$58,577	$63,285
Provision for Losses on Loans	—	—	—	—	—
Recoveries on Loans Previously Charged-off	1,538	2,717	662	774	881
Gross Loan Charge-offs	(1,637)	(1,551)	(3,202)	(4,414)	(5,589)
Balance at End of Period	$53,464	$53,563	$52,397	$54,937	$58,577

Net Loan Charge-offs/Average Net Loans	0.00%	-0.04%	0.12%	0.17%	0.23%
Charge-offs/Average Total Loans	0.06%	0.06%	0.15%	0.21%	0.27%
Allowance for Loan Losses/Gross Loans *	1.86%	1.90%	2.38%	2.62%	2.85%
Allowance for Loan Losses/Legacy Wilshire Loans *	1.90%	1.95%	2.48%	2.75%	3.01%
Allowance for Loan Losses/Non-accrual Loans	124.02%	144.50%	158.57%	206.10%	233.59%
Allowance for Loan Losses/Non-performing Loans	124.02%	144.85%	158.57%	205.13%	224.63%
Allowance for Loan Losses/Non-performing Assets	102.66%	119.46%	155.06%	197.88%	214.60%
Allowance for Loan Losses/Classified Loans	34.01%	34.01%	38.80%	37.88%	38.08%

* Excluding held-for-sale loans

NON-PERFORMING ASSETS

(Dollars In Thousands, Net of SBA Guaranty)

(Unaudited)

	Quarter Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

Non-accrual Loans	$43,109	$37,068	$33,043	$26,655	$25,077
Loans 90 days or more past due and still accruing	—	168	—	126	1,000
Total Non-performing Loans	43,109	37,236	33,043	26,781	26,077

Total OREO	8,969	7,600	748	982	1,219

Total Non-performing Assets	$52,078	$44,836	$33,791	$27,763	$27,296

Total Non-performing Loans/Gross Loans	1.48%	1.30%	1.46%	1.24%	1.19%
Total Non-performing Assets/Total Assets	1.43%	1.24%	1.19%	1.00%	0.99%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS

(Dollars In Thousands) (Unaudited)

	Quarter Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

Balance at beginning of period	$1,061	$1,061	$1,023	$1,023	$1,023
Credit for losses on off-balance sheet items	—	—	—	—	—
Balance at end of period	$1,061	$1,061	$1,023	$1,023	$1,023

(continued)

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Quarter Ended
	March 31, 2014			December 31, 2013			March 31, 2013
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

INTEREST EARNING ASSETS
LOANS:
Real Estate Loans	$2,447,610	$31,008	5.07%	$2,211,155	$27,780	5.03%	$1,804,496	$22,435	4.97%
Commercial Loans	430,076	4,919	4.58%	411,421	5,143	5.00%	314,389	3,630	4.62%
Consumer Loans	11,873	118	3.98%	10,647	100	3.76%	12,827	80	2.50%
Total Gross Loans	2,889,559	36,045	4.99%	2,633,223	33,023	5.02%	2,131,712	26,145	4.91%
Deferred Fees and Costs \ Loan Fees	(7,909)	1,056		(6,666)	931		(4,772)	740
Total Loans *	2,881,650	37,101	5.15%	2,626,557	33,954	5.17%	2,126,940	26,885	5.06%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities**	349,701	2,101	2.60%	347,082	2,075	2.60%	324,261	1,725	2.37%
Deposits Held In Other Institutions	21,019	69	1.31%	13,593	38	1.12%	—	—	0.00%
Federal Funds Sold & Others	94,584	82	0.35%	105,852	120	0.45%	129,255	153	0.47%
Total Investment Securities and Other Earning Assets	465,304	2,252	2.09%	466,527	2,233	2.07%	453,516	1,878	1.83%

TOTAL INTEREST-EARNING ASSETS	$3,346,954	$39,353	4.72%	$3,093,084	$36,187	4.70%	$2,580,456	$28,763	4.49%

Total Non-Interest Earning Assets	284,314			213,084			145,602
TOTAL ASSETS	$3,631,268			$3,306,168			$2,726,058

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$784,219	$1,301	0.66%	$687,948	$1,121	0.65%	$623,471	$976	0.63%
NOW	32,019	15	0.19%	29,212	15	0.21%	25,958	12	0.19%
Savings	120,908	476	1.58%	109,304	452	1.65%	100,560	464	1.85%
Time Deposits of $100,000 or More	874,039	1,485	0.68%	801,836	1,384	0.69%	581,213	924	0.64%
Other Time Deposits	236,826	399	0.67%	231,821	474	0.82%	235,862	473	0.80%
Total Interest Bearing Deposits	2,048,011	3,676	0.72%	1,860,121	3,446	0.74%	1,567,064	2,849	0.73%

BORROWINGS:
FHLB Advances and Other Borrowings	193,413	74	0.15%	185,182	64	0.14%	150,044	80	0.21%
Junior Subordinated Debentures	71,573	430	2.40%	66,275	349	2.11%	61,857	282	1.82%
Total Borrowings	264,986	504	0.76%	251,457	413	0.66%	211,901	362	0.68%

TOTAL INTEREST BEARING LIABILITIES	$2,312,997	$4,180	0.72%	$2,111,578	$3,859	0.73%	$1,778,965	$3,211	0.72%

Non-Interest Bearing Deposits	830,939			750,568			568,381
Other Liabilities	40,144			42,869			30,641
Shareholders’ Equity	447,188			401,153			348,071
TOTAL LIABILITIES AND EQUITY	$3,631,268			$3,306,168			$2,726,058

NET INTEREST INCOME		$35,173			$32,328			$25,552
.
NET INTEREST SPREAD			4.00%			3.97%			3.77%

NET INTEREST MARGIN			4.22%			4.20%			3.99%

* Allowance for loan losses excluded from average total loans and earning assets

** Tax equivalent ratios for investment securities

(continued)

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES:

TANGIBLE COMMON EQUITY AND TANGIBLE ASSETS *

(Dollars In Thousands, Except Share Data) (Unaudited)

	Quarter Ended
	March 31, 2014	December 31, 2013	March 31, 2013

Total shareholders’ equity	$451,575	$439,418	$353,713
Goodwill and other intangible assets, net	(72,480)	(72,752)	(7,642)
Tangible common equity	$379,095	$366,666	$346,071

Total assets	$3,634,466	$3,617,084	$2,756,420
Goodwill and other intangible assets, net	(72,480)	(72,752)	(7,642)
Tangible assets	$3,561,986	$3,544,983	$2,748,778

Common shares outstanding	78,247,026	78,061,307	71,296,956

PRE-TAX, PRE-PROVISION INCOME (PTPP) *

(Dollars In Thousands) (Unaudited)

	Quarter Ended
	March 31, 2014	December 31, 2013	March 31, 2013

Net Income	$13,113	$10,914	$11,589
Add Back - Income Tax Provision (Benefit)	6,789	6,075	5,384
Add Back - Provision for Losses on Loans and Loan Commitments	—	—	—
Pre-tax, Pre-Provision Income (PTPP)	19,902	$16,989	$16,973
Merger Related Costs	3,364	1,785	—
PTPP, Excluding Merger Related Costs	$23,266	$18,774	$16,973

PTPP to Average Assets (Annualized)	2.19%	2.06%	2.49%
PTPP, Excluding Merger Related Costs to Average Assets (Annualized)	2.56%	2.27%	2.49%

* Tangible Common Equity, Tangible Assets, and Pre-tax, Pre-provision Income are Non-GAAP financial measures.  Management believes that presentation of non-GAAP financial information included in this press release are meaningful and useful in understanding the business metrics of the Company’s operations.  We provide non-GAAP financial information for informational purposes and to enhance an understanding of the Company’s GAAP consolidated financial statements.  Readers should consider this non-GAAP information in addition to, but not instead or as superior to, the Company’s financial statements in accordance with GAAP.  Non-GAAP financial information presented by us may be determined or calculated differently by other companies, limiting the usefulness of non-GAAP measures for comparative purposes

(concluded)